                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
              8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA8 and U76218 AA 1 10 7/8% Senior Subordinated Notes due 2012 CUSIP Nos. 749564 AC4 and U76218 AB 9

                               R.H. DONNELLEY INC.

                  PROSPECTUS SUPPLEMENT DATED FEBRUARY 27, 2004
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 8 7/8% senior notes due 2010 and/or 10 7/8% senior subordinated notes due 2012.

                                                 Senior Notes                            Senior Subordinated Notes
                                 ------------------------------------------------------------------------------------------
                                                            Principal Amount     Principal Amount of   Principal Amount of
                                    Principal Amount         of Senior Notes     Senior Subordinated   Senior Subordinated
Name of Selling Security Holder    of Senior Notes Owned         Offered             Notes Owned         Notes Offered
---------------------------------------------------------------------------------------------------------------------------
Investeringsforeningen Danske
   Invest Select Globale
   Kreditobligationer.........                 --                       --            $ 1,308,000         $  1,308,000
Lehman Brothers Inc...........       $  6,000,000              $ 6,000,000              6,000,000            6,000,000